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                   EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF GEAC


GEAC COMPUTER CORPORATION LIMITED (CANADA) ("GEAC")

    -   GEAC CANADA LIMITED (CANADA) ("GCL")
        -   915873 Ontario Ltd. (Ontario)
            -   Geac (Canada) Services Limited (Ontario)
                     (formerly NBI Canada Inc.)
            -   Geac International Finance Corporation (Ireland)
            -   Geac Hungary Asset Management Company Limited (Hungary)
        -   915874 Ontario Ltd (Ontario)
        -   Geac Enterprise Solutions (Canada) Limited (Canada)
                (formerly Geac Computer Systems (Canada) Limited)
        -   877025 Alberta Ltd. (Alberta)
                (formerly 3037951 Nova Scotia Inc.)
        -   Geac Computers Hong Kong Limited (Hong Kong) [50% Geac; 50% GCL]


    -   GEAC COMPUTERS, INC. (MISSOURI) (USA)
        [Surviving corporation from merger between Geac Enterprise Delaware, Inc. and Geac Computers, Inc. on April 9, 2002.]
        -   Geac Enterprise Solutions, Inc. (Georgia)
            [Surviving corporation from merger between DBC Holding Corp. and Geac Enterprise Solutions, Inc. on April 4, 2002 and merger between JBA International, Inc. and Geac Enterprise Solutions, Inc. on April 12, 2002.]
        -   News Holdings Corp. (Delaware)
            -   Interealty Corp. (Colorado)
                -   PropertyChannel, Inc. (Virginia)(*)
        -   Remanco International, Inc. (Massachusetts)(*)
        -   Geac Library Systems, Inc. (Delaware)(*)


    -   GEAC COMPUTERS BRASIL LTDA (FORMERLY DBS) (BRAZIL)


    -   GEAC COMPUTERS (PUERTO RICO) INC. (PUERTO RICO)


    -   CAGE ACQUISITION INC. (DELAWARE) (USA)


    -   GEAC (UK) HOLDINGS LIMITED (FORMERLY GEAC LIMITED) (UNITED KINGDOM)
        -   Geac Software Solutions Limited (UK)
               (formerly Geac Computers (2) Limited)
        -   Geac Computer Systems (UK) Limited (UK)
            -   Geac Software Services Holdings Limited (U.K.)(*)
            -   Geac Software Services Medium Systems Limited (U.K.)(*)
        -   MAI United Kingdom Limited (UK)
        -   Remanco Systems Limited (UK)
        -   Mainpac Limited (UK)(*)
        -   Computer Library Services International Limited (UK)(*)
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                                      -2-

    -   GEAC (UK) HOLDINGS LIMITED, continued
        -   Geac UK Limited (UK) ("GUKL")
        -   Tekserv Computer Services Limited (UK) ("TCSL")
            -   Geac Enterprise Solutions Holdings Limited (U.K.) ("GESHL")
                   [GUKL and TCSL]
                -   Geac Enterprise Solutions Limited (UK)
                       (formerly JBA International Limited)
                    -   JBA Investments Limited (UK)(*)
                    -   JBA (Northern) Limited (UK)(*)
                    -   JBA (Wessex) Limited (UK)(*)
                -   Geac Enterprise Solutions s.r.o. (Czech Republic)
                        (formerly JBA, spol. s.r.o.) [51% GESHL; 49% GS]
                -   Nexus Solutions Limited (UK)(*)
                -   JBA Property Management Limited (UK)(*)
                -   ACN 002 474 893 Pty Ltd (Australia)(*)
                        (formerly JBA International Pty. Ltd.)

                        -   ACN 007 235 609 Pty Ltd (HB&A Australia Pty.
                            Ltd.) (Australia)(*)
                                  -   ACN 004 842 611 Pty Ltd. (Australia)(*)
                                      (formerly HB&A Computer Services Pty Ltd.)
                                  -   ACN 006 036 728 Pty Ltd (Australia)(*)
                                      (formerly HB&A Systems Pty Limited)
                -   Geac Nordic A/S (Denmark)
                       (formerly JBA Nordic A/S)
                -   JBA Presys SA (France)
                    -   C.I.A.G. (France) [30%]
                -   JBA sp. z.o.o (Poland)
                -   JBA Software Products Lanka (Private) Limited (Sri Lanka)(*)
                -   JBA Software (Canada) Ltd. (Canada)
                    -   Progiciels JBA Quebec Inc. (Quebec) [15%]
                    -   JBA SA de CV (Mexico)
                -   Geac Enterprise Solutions Deutschland GmbH (Germany)
                    -   Geac Enterprise Solutions Austria GmbH (Austria)
                    -   JBA (Schweiz) AG (Switzerland)(*)
                -   Geac Enterprise Solutions Development Limited (UK)
                    -   Generator Systems (UK) Limited (UK)(*)
                    -   JBA Software Products (Ireland) Limited (Ireland)
                    -   Just-Sites.com Limited (UK) [19.9%](*)
                -   JBA (UK) Limited (UK)(*)
                -   JBA Asia (M) Sdn Bhd (Malaysia)(*)
                -   JBA International Phillippines, Inc. (Phillippines)(*)
                -   Inform Solutions Limited (UK)(*)
                -   JBA Employee Benefit Trustee Company Limited (UK)(*)
                -   JBA (Information Processing Services) Limited (UK)(*)
                -   Olympic Software Limited (UK)(*)
                -   Phoenix Business Systems Recovery Limited (UK)(*)
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                                      -3-

    -   GEAC (UK) HOLDINGS LIMITED, continued
        -   Tekserv Computer Services Limited (UK), continued
            -   Geac Enterprise Solutions Holdings Limited (U.K.), continued
                - Geac Enterprise Solutions (Ireland) Limited (Ireland) (formerly JBA (Ireland) Ltd.)


    -   AFRICAN MANAGEMENT DATA PTY LTD. (SOUTH AFRICA)


    -   GEAC COMPUTERS S.L. (SPAIN)


    -   GEAC ITALIA S.R.L. (ITALY)


    -   GEAC HOLDINGS APS (DENMARK)
        -   Geac Enterprise Solutions A/S (Denmark)
            -   Kiloware ApS (Denmark)


    -   GEAC FRANCE SA (FRANCE)
           (FORMERLY GEAC COMPUTERS FRANCE SA)


    -   GEAC BENELUX B.V. (THE NETHERLANDS)
        -   S.A. Geac N.V. (Belgium)
        -   Runtime Holdings B.V. (The Netherlands)(*)
            -   Runtime B.V. (The Netherlands)
        -   JBA Italia S.R.L. (Italy)
        -   Geac spol. s.r.o. (Czech Republic) ("GS")


    -   GEAC COMPUTERS JAPAN KK (JAPAN)


    -   GEAC COMPUTERS PHILIPPINES INC. (PHILIPPINES)


    -   GEAC COMPUTERS (SINGAPORE) PTE LTD (SINGAPORE)


    -   GEAC COMPUTERS (M) SDN. BHD. (MALAYSIA)


    -   GEAC COMPUTERS NZ LIMITED (NEW ZEALAND)


    -   MANAGEMENT DATA POLSKA SP. Z O.O. (POLAND)(*)


    -   MANAGEMENT DATA PRAHA SPOL S.R.O. (CZECH REPUBLIC)


    -   GEAC COMPUTERS PTY LTD (AUSTRALIA)
        - Computer Library Services International (Australia) Pty Limited (Australia)(*)
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                                      -4-

    -   CYBERGRAPHIC SYSTEMS GMBH (GERMANY)(*)






                           LEGEND FOR SUBSIDIARY LIST

        - Subsidiary list contains all active and inactive subsidiaries of Geac Computer Corporation Limited as of October 1, 2002.

        -   (*) indicates inactive corporations.

        - Direct subsidiaries of Geac Computer Corporation Limited appear in all caps text.

        - Subsidiaries of subsidiaries have been indicated through additional indentations.

        - None of these corporations are doing business under other business names.

        - The jurisdiction of incorporation for each corporation is indicated in round brackets following the corporate name.

        - In instances where subsidiaries are not wholly owned by Geac Computer Corporation Limited or one of Geac's subsidiaries or ownership is held by multiple corporations, the applicable information and respective ownership interests have been included in square brackets following the name of the corporation.